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                                                                    Exhibit 23.1


                                 DE VISSER GRAY
                              CHARTERED ACCOUNTANTS

                                                    401 - 905 West Pender Street
                                                            Vancouver, BC Canada
                                                                         V6C 1L6

                                                             Tel: (604) 687-5447
                                                             Fax: (604) 687-6737



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 12, 2004, in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be filed on or about the date hereof and related Prospectus of BPI Energy Holdings, Inc. for the registration of shares of its common stock.

/s/ De Visser Gray

Vancouver, British Columbia
May 5, 2006